===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                EMC CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)


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                                [LOGO OF EMC2]

                                                                 March 17, 2000

Dear Stockholder:

  We cordially invite you to attend our 2000 Annual Meeting, which will be held on Wednesday, May 3, 2000, at 10:00 a.m. at the Company's facility at 4 Coslin Drive, Southborough, Massachusetts. A map with directions to the meeting is on the back cover of the attached Proxy Statement.

  At this meeting you are being asked to elect two Class I members to the Board of Directors for a three-year term and to approve the addition of 10,000,000 shares of common stock to the 1993 Stock Option Plan and an amendment to the 1989 Employee Stock Purchase Plan.

  Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about these proposals.

  Your vote is important regardless of the number of shares you own. Accordingly, we urge you to complete, sign, date and return your proxy card promptly in the enclosed postage-paid envelope. If you elected to access the 2000 Proxy Statement and Annual Report on Form 10-K for 1999 electronically, you will not be receiving a proxy card and must vote electronically. The fact that you have returned your proxy card in advance will assure representation of your shares but will in no way affect your right to vote in person should you attend the meeting. If you plan to join us at the meeting, please bring the admission ticket included on the back cover of the Proxy Statement.

  Following completion of the scheduled business, we will report on the Company's operations and plans and answer questions from the floor. We hope that you will be able to join us on May 3rd.

                                          Very truly yours,

                                          /s/ Richard J. Egan

                                          RICHARD J. EGAN
                                          Chairman of the Board


                            YOUR VOTE IS IMPORTANT

   In order to assure representation of your shares at the meeting, please complete, sign and return the enclosed proxy card or vote electronically or by telephone. See Voting Electronically or by Telephone on page 2 of the Proxy Statement for details regarding the options available to you.

                                EMC CORPORATION

                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 3, 2000

To the Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders of EMC Corporation, a Massachusetts corporation ("EMC" or the "Company"), will be held at the Company's facility at 4 Coslin Drive, Southborough, Massachusetts, on Wednesday, May 3, 2000, at 10:00 a.m. for the following purposes:

  1. To elect two members to the Board of Directors to serve for a three-year term as Class I Directors.

  2. To amend the Company's 1993 Stock Option Plan to increase the number of shares available for grant under such plan by 10,000,000 shares.

  3. To amend the Company's 1989 Employee Stock Purchase Plan to provide that employees with three months of continuous service to the Company shall be eligible to participate in the plan.

  4. To transact any and all other business that may properly come before the meeting or any adjournments thereof.

  All stockholders of record at the close of business on March 6, 2000 are entitled to notice of and to vote at this meeting and any adjournments thereof.

  Stockholders are requested to sign and date the enclosed proxy card and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. If you elected to access the 2000 Proxy Statement and Annual Report on Form 10-K for 1999 electronically, you will not be receiving a proxy card and must vote electronically. For those who did not elect to receive such documents electronically, you may also be eligible to vote electronically or by telephone. Please see Voting Electronically or by Telephone on page 2 in the Proxy Statement for instructions.

  EMC's Annual Report on Form 10-K for 1999 is enclosed herewith.

                                             By order of the Board of
                                          Directors

                                             THOMAS J. DOUGHERTY, Clerk

March 17, 2000

                                EMC CORPORATION

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EMC Corporation, a Massachusetts corporation ("EMC" or the "Company"), for the Annual Meeting of Stockholders of EMC to be held on May 3, 2000, and any adjournments thereof, for the purposes set forth in the Notice of the Annual Meeting of Stockholders (the "Notice of Annual Meeting"). EMC was incorporated in 1979, and its principal executive offices are located at 35 Parkwood Drive, Hopkinton, Massachusetts 01748. This Proxy Statement, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the accompanying proxy card are first being distributed to stockholders on or about March 17, 2000.

  All per share amounts of the common stock, $.01 par value (the "Common Stock"), of the Company noted in this Proxy Statement have been adjusted to give effect to all stock splits.

Voting Rights and Outstanding Shares

  As of March 6, 2000, EMC had outstanding 1,064,771,468 shares of Common Stock. The Common Stock is the only type of security entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on March 6, 2000 to one vote on each of the matters to be voted upon at the meeting.

  The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by EMC. In addition to the solicitation of proxies by use of the mails, EMC may utilize the services of certain of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage houses and other stockholders. Also, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies. D.F. King & Co., Inc. will receive a fee of $10,000 as well as reimbursement for certain expenses incurred by them in connection with their services, all of which will be paid by the Company.

  If the enclosed form of proxy is properly signed and returned or a proxy is voted electronically or by telephone, the shares represented thereby will be voted. If the stockholder specifies in the Proxy how the shares are to be voted, they will be voted as specified. If the stockholder does not specify how the shares are to be voted, they will be voted in favor of electing as Class I Directors, the two persons listed under "Election of Directors" to serve until their successors are elected and qualified and in favor of each of the additional items set forth in the accompanying Notice of the Annual Meeting. Should any person so named be unable or unwilling to serve as director, the persons named in the enclosed form of proxy for the Annual Meeting intend to vote for such other person as management may recommend. Any stockholder has the right to revoke his or her Proxy at any time before it is voted by attending the meeting and voting in person or filing with the Clerk of the Company either a written instrument revoking the Proxy or another newly executed proxy bearing a later date.

  An automated system administered by the Company's transfer agent tabulates all votes cast at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. If a quorum is present, the two nominees who receive the greatest number of votes properly cast will be elected as Class I Directors. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors. A broker non-vote will have no effect upon the outcome of voting on Proposals 2 or 3. However, an abstention will have the same effect as a vote against Proposals 2 and 3.

Voting Electronically or by Telephone

  If your shares are registered in the name of a bank or brokerage firm and you have elected to access the 2000 Proxy Statement and Annual Report on Form 10-K for 1999 electronically, you will not be receiving a proxy card and must vote electronically. If you have not elected to access such documents electronically, you may be eligible to vote electronically or by telephone. A large number of banks and brokerage firms participate in a program offering electronic and telephonic voting options. If your bank or brokerage firm participates, the voting instruction form you receive will provide instructions to vote electronically at the following address on the World Wide
Web: www.proxyvote.com or by telephone. If you vote this year's proxy electronically, you may also elect to receive future proxy and other materials electronically by following the instructions when you vote.

Annual Meeting Admission

  If you plan to attend the Annual Meeting in person, please complete and return the RSVP card mailed with this Proxy Statement and detach and retain the admission ticket which is included on the back cover of this Proxy Statement. If you received your proxy materials electronically, please go to www.emc.com/annualmeeting, to complete your RSVP and to request an admission ticket. Stockholders who do not present admission tickets at the meeting may be required to present verification of ownership, such as a bank or brokerage firm account statement.

Other Business

  As of the date hereof, management of EMC has no knowledge of any business other than that described in the Notice of the Annual Meeting that will be presented for consideration at such meeting. If any other business should properly come before such meeting, the persons appointed by the enclosed form of Proxy shall have discretionary authority to vote all such Proxies as they shall decide.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                      EACH OF THE NOMINEES LISTED BELOW.

  Pursuant to Section 50A of Chapter 156B of the Massachusetts General Laws, the Board of Directors is currently divided into three classes, having staggered terms of three years each. Under Section 50A and the By-laws of the Company, the Board of Directors may determine the total number of directors and the number of directors to be elected at any annual meeting of stockholders or special meeting in lieu thereof. The Board of Directors has fixed at eight the total number of directors and has fixed at two the number of Class I Directors to be elected at the 2000 Annual Meeting. Of the current total of eight directors, two Class I Directors have terms expiring at the 2000 Annual Meeting, three Class II Directors have terms expiring at the 2001 Annual Meeting

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and three Class III Directors have terms expiring at the 2002 Annual Meeting.
The two directors whose terms expire at the 2000 Annual Meeting have been nominated by the Board of Directors for election at such meeting. Both of the nominees for director are now Class I members of the Board of Directors. Each Class I Director elected at the 2000 Annual Meeting will serve until the 2003 Annual Meeting of Stockholders or special meeting in lieu thereof, and until that director's successor is elected and qualified.

Information With Respect to Nominees

  Set forth below is information with respect to each nominee for Class I Director to be elected at the Annual Meeting and for each Class II Director and Class III Director. All of the directors were previously elected by the stockholders except for Alfred M. Zeien, who was elected to the Board of Directors in December 1999.

       NOMINEES TO SERVE AS DIRECTORS FOR A THREE-YEAR TERM EXPIRING AT
                  THE 2003 ANNUAL MEETING (CLASS I DIRECTORS)

Richard J. Egan

  Mr. Egan, age 64, is a founder of the Company and has served as a Director of the Company since its inception in 1979. He was elected Chairman of the Board of the Company in January 1988. Prior to January 1988, he was also President of EMC. From 1979 to January 1992 he was Chief Executive Officer of the Company. He is also a Director of Cognition Corporation, a CAD/CAM software supplier, NSTAR, a public utility, and NetScout Systems, Inc., a provider of network and application performance management solutions. Mr. Egan is Chairman of the Mergers and Acquisitions Committee and is a member of the Executive Compensation and Stock Option Committee and the Stock Repurchase and Bond Redemption Oversight Committee of EMC.

Alfred M. Zeien

  Mr. Zeien, age 69, was elected to the Board of Directors in December 1999. From February 1991 to April 1999, Mr. Zeien served as Chairman of the Board and Chief Executive Officer of The Gillette Company ("Gillette"), a consumer products company. Mr. Zeien joined Gillette in 1968 and held various positions with Gillette including President and Chief Operating Officer. Mr. Zeien is also a director of Gillette, Massachusetts Mutual Life Insurance Company, a financial services company, Polaroid Corporation, an instant and digital imaging company, and Raytheon Company, a high technology and electronics company.

                   DIRECTORS SERVING A TERM EXPIRING AT THE
                   2001 ANNUAL MEETING (CLASS II DIRECTORS)

John R. Egan

  Mr. Egan, age 42, has been a Director of the Company since May 1992. From October 1986 to January 1992, he served in a number of executive positions with the Company including Executive Vice President, Operations and Executive Vice President, International Sales. From January 1992 to June 1996, he was Executive Vice President, Sales and Marketing of EMC. He was on a leave of absence as an executive officer of the Company from June 1996 to May 1997. From May 1997 to September 1998, he was Executive Vice President, Products and Offerings, of the Company, at which time he resigned as an executive officer of the Company. Mr. Egan has remained an employee of the Company. Mr. Egan has also been a principal in a venture capital firm since October 1998. Mr. Egan is a member of the Mergers and Acquisitions Committee of EMC.

Joseph F. Oliveri

  Mr. Oliveri, age 51, has been a Director of the Company since March 1993. From March 1983 to the present, Mr. Oliveri has been President and Chief Executive Officer of Interface Electronics Corporation, a distributor of a diversified group of semiconductor, electronic component and subsystem component products. Mr. Oliveri is Chairman of the Stock Repurchase and Bond Redemption Oversight Committee and a member of the Audit Committee of EMC.

Michael C. Ruettgers

  Mr. Ruettgers, age 57, has been Chief Executive Officer of the Company since January 1992. He has served as a Director of the Company since May 1992. Mr. Ruettgers served as President of EMC from October 1989 to January 2000. He also served as Executive Vice President, Operations of EMC from July 1988 to October 1989 and Chief Operating Officer from October 1989 to January 1992. Mr. Ruettgers is also a Director of PerkinElmer, Inc., a diversified technology company.

                   DIRECTORS SERVING A TERM EXPIRING AT THE
                   2002 ANNUAL MEETING (CLASS III DIRECTORS)

Michael J. Cronin

  Mr. Cronin, age 61, has been a Director of the Company since May 1990. He has been Chief Executive Officer of Cognition Corporation, a CAD/CAM software supplier, from September 1987 to the present. Mr. Cronin is also Chairman of the Board of Directors of Cognition Corporation. He was Chief Executive Officer and President of Automatix, Inc., an industrial vision systems manufacturer, from June 1984 to September 1990. He is also a Director of Leeman Labs, Inc., a manufacturer of analytical instruments for the environmental and industrial markets. Mr. Cronin is Chairman of the Executive Compensation and Stock Option Committee and a member of the Audit Committee and Mergers and Acquisitions Committee of EMC.

Maureen E. Egan

  Mrs. Egan, age 62, has been a Director of the Company since March 1993. She was one of the Company's initial investors and its first employee. Mrs. Egan was employed in a number of administrative capacities from the Company's inception in 1979 until her retirement in 1985.

W. Paul Fitzgerald

  Mr. Fitzgerald, age 59, has been a Director of the Company since March 1991. From January 1985 to January 1988, he was Vice President, Finance of EMC. From January 1988 to March 1995, he was Senior Vice President, Finance and Administration and Chief Financial Officer of EMC. From October 1991 to March 1995, Mr. Fitzgerald was Treasurer of the Company. Mr. Fitzgerald retired as an employee of the Company in October 1995. Mr. Fitzgerald is Chairman of the Audit Committee and a member of the Stock Repurchase and Bond Redemption Oversight Committee of EMC.

  During the fiscal year ended December 31, 1999, the Company's Board of Directors held thirteen meetings.

                                  PROPOSAL 2

         APPROVAL OF AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2

  On May 12, 1993, the Company's stockholders adopted and approved the 1993 Plan and 24,000,000 shares of Common Stock were reserved for issuance thereunder. On May 10, 1995, May 7, 1997, May 6, 1998 and May 5, 1999, the 1993 Plan was amended to include an additional 8,000,000, 24,000,000, 7,000,000 and 17,000,000 shares, respectively, of Common Stock. Currently, the total number of shares of Common Stock that are authorized to be issued under the 1993 Plan is 80,000,000. As of February 29, 2000, 18,854,713 shares remained available for future option grants under this plan.

  On March 5, 2000, the Board of Directors approved an amendment to the 1993 Plan to increase the number of shares of Common Stock available under such plan by 10,000,000 shares. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve this amendment to the 1993 Plan. Additional shares of Common Stock are needed for use in the 1993 Plan so that stock option grants can continue to be made to attract and retain key employees of the Company and its subsidiaries. If this amendment to the 1993 Plan is not approved by the stockholders, no grants of options will be made under the 1993 Plan once options covering the shares of Common Stock currently available under the 1993 Plan are granted. The proceeds received by the Company from the exercise of options under the 1993 Plan are used for the general corporate purposes of the Company.

Summary of the 1993 Plan

  If the March 5, 2000 amendment adding 10,000,000 shares is approved by the Company's stockholders, a total of 90,000,000 shares of Common Stock will be reserved for issuance to employees and officers of the Company and its subsidiaries under the 1993 Plan. Options granted pursuant to the 1993 Plan may, at the discretion of the Board of Directors or the Executive Compensation and Stock Option Committee (the "Compensation Committee"), be incentive stock options.

  The Board of Directors and the Compensation Committee are authorized to approve all transactions under the 1993 Plan and to determine the provisions of options to be granted under the 1993 Plan. The Compensation Committee was appointed by and serves at the pleasure of the Board of Directors and, subject to the 1993 Plan, each of the Board of Directors and the Compensation Committee has full authority to interpret the terms of the 1993 Plan and options granted under the 1993 Plan, to adopt, amend and rescind rules and guidelines for the administration of the 1993 Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the 1993 Plan; provided that any change to the terms of an option will be approved by the Board of Directors to the extent such change would be deemed to be a new option grant or such terms relate to a subsequent transaction that would not be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in the absence of such approval.

  The Board of Directors or the Compensation Committee approves conclusively, consistent with the 1993 Plan, the individuals to receive options, the number and exercise price of the options, the time when the options become exercisable and whether such options will be incentive stock options.

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

  The Common Stock delivered to option holders upon the exercise of options may, in the discretion of the Board of Directors, be either authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

  Each of the Board of Directors and the Compensation Committee may, in its discretion, approve an option grant to an eligible person under the 1993 Plan. An eligible person to participate in the 1993 Plan is any employee of the Company or any of its subsidiaries. Members of the Board of Directors who are not employed as regular salaried officers or employees of the Company may not participate in the 1993 Plan. As of February 29, 2000, there were approximately 18,000 employees eligible to participate in the 1993 Plan. The number of options which may be granted to any eligible person is also within the discretion of each of the Board of Directors and the Compensation Committee, subject to certain conditions concerning incentive stock options.

  Options granted under the 1993 Plan are exercisable at such time or times as the Board of Directors or the Compensation Committee shall determine. However, no incentive stock option may be exercisable after ten years from the date of its grant (five years in the case of a 10% or more stockholder).

  Under the 1993 Plan, options are generally non-transferable other than by will or by the laws of descent and distribution. Options may be exercised by a person other than the option holder only in the circumstances outlined below; provided that the Board of Directors or the Compensation Committee may allow for transferability of nonstatutory stock options (as defined below) to immediate family members of the option holder or to trusts, partnerships or other entities controlled by and of which the beneficiaries are immediate family members of the option holder.

  Under the 1993 Plan, all previously unexercised options terminate and are forfeited automatically upon the termination of the option holder's employment with the Company, unless the Compensation Committee or the Board of Directors specifies otherwise. However, if an option holder dies at a time when he or she is entitled to exercise an option, then the portion formerly exercisable by the option holder may be exercised by the option holder's executor or administrator, or by the person to whom the option is transferred under the applicable laws of descent or distribution, within three years of the death of the option holder, subject, in the case of incentive stock options, to the limitations stated above on their exercise. Shares of Common Stock which are not delivered because of termination of options may be reused for other options.

  With respect to options held by officers or certain other persons, the Board of Directors or the Compensation Committee may cancel, suspend or otherwise limit any unexpired option and rescind the exercise of an option if such option holder engages in certain detrimental activity.

  The exercise price of stock options granted under the 1993 Plan is determined by the Board of Directors or the Compensation Committee on the date of grant, subject to limitations contained in the 1993 Plan, including the limitation that the exercise price may not be less than par value. However, there are certain pricing restrictions for incentive stock options as set forth below.

  Payment for shares to be granted upon exercise of options must be made in full in cash or by bank draft, check or money order before the shares are delivered. A person electing to exercise an option must give written notice to the Company of the election, accompanied by any documents required by the Board of Directors or the Compensation Committee and the purchase price. The Board of Directors or the Compensation Committee may require the person to fulfill any conditions it stipulates that are not inconsistent with the terms of the 1993 Plan. When options are exercised by an individual subject to taxation in a foreign jurisdiction, the Company may require the option holder to remit to the Company applicable taxes prior to the delivery of any shares of Common Stock. If, at or subsequent to the time an incentive stock option is exercised, the Compensation Committee determines that the Company could be liable for withholding applicable taxes upon a disposition of the underlying Common Stock, the Compensation Committee may require as a condition of exercise now or in the future that the option holder agree to notify the Company of any disposition of the underlying Common Stock and provide the Company with such security as the Compensation Committee deems adequate to meet the potential liability of the Company for withholding of taxes.

  The Board of Directors or the Compensation Committee may at any time discontinue granting options under the 1993 Plan. The Board of Directors may amend the 1993 Plan, except that no such amendment may adversely affect the rights of any option holder without his or her consent and except that no such amendment will, without the approval of the stockholders of the Company, increase the number of shares of Common Stock available for grant under the 1993 Plan, change the group of employees eligible to receive options, reduce the exercise price of outstanding incentive stock options, reduce the price at which future incentive stock options may be granted, extend the time within which options may be granted, alter the 1993 Plan so that options intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), would not do so, or change the amendment provisions of the 1993 Plan.

  No grant of incentive stock options can be made under the 1993 Plan after May 12, 2003, but options granted before that date may be exercised thereafter.

  In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the number and kind of shares of stock or securities of the Company to be subject to the 1993 Plan and the options then outstanding or to be granted thereunder, and the option price, will be appropriately adjusted by the Compensation Committee, whose determination will be binding on all persons. In the event of a dissolution, liquidation, consolidation or merger in which the Company is not the surviving corporation, all outstanding options will thereupon terminate, provided that at least twenty days prior to the effective date of any such dissolution, liquidation, consolidation or merger, the Company will either (i) make all outstanding options immediately exercisable or (ii) arrange to have the surviving corporation grant replacement options to the option holders.

  The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted, except as stated otherwise below. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an "employee" as defined in the applicable provisions of the Code and regulations issued thereunder. No incentive stock option will be granted to any person who at the time of the grant owns, directly or indirectly through application of the attribution rules of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries unless the option price on the date of the grant is at least 110% of the fair market value of the stock subject to the option and the period of the option does not exceed five years from the date of grant.

Federal Income Tax Consequences

  The 1993 Plan is not qualified under Section 401(a) of the Code. In general, neither the grant nor the exercise of an incentive stock option granted under the 1993 Plan will result in taxable income to the option holder or a deduction to the Company. If the option holder does not dispose of stock received upon exercise of an incentive stock option within two years from the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss.

  If shares received upon the exercise of an incentive stock option are disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition of the stock. The amount of such ordinary income will generally be equal to the difference between the fair market value of the Common Stock on the date of exercise and the option price. In the case of a disqualifying disposition which is a sale with respect to which loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on such sale over the adjusted basis of the stock, that is, in general, the price paid for the stock. The Company will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements.

  Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (i) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (ii) the exercise price will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

  Options granted under the 1993 Plan which are not incentive stock options are "nonstatutory options." No income results upon the grant of a nonstatutory option. When an option holder exercises a nonstatutory option he or she will realize ordinary income subject to withholding. Generally such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of the Common Stock over the option price. The Company will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.

  The foregoing summary is not a complete description of the U.S. Federal income tax aspects of the 1993 Plan. Moreover, the foregoing summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the 1993 Plan, as well as foreign, state and local tax consequences.

                                  PROPOSAL 3

                    APPROVAL OF AMENDMENT TO THE COMPANY'S
                       1989 EMPLOYEE STOCK PURCHASE PLAN

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

  On May 10, 1989, the Company's stockholders adopted the Company's 1989 Employee Stock Purchase Plan (the "1989 Plan") and 3,600,000 shares of Common Stock were reserved for purchase thereunder. On May 8, 1991, May 12, 1993, May 8, 1996 and May 5, 1999, the 1989 Plan was amended to include an additional 7,200,000, 4,800,000, 4,000,000 and 4,400,00 shares of Common Stock, respectively. Currently, the total number of shares of Common Stock that are authorized to be purchased under the 1989 Plan is 24,000,000. As of February 29, 2000, 6,679,700 of these shares remained available for future purchases under the 1989 Plan.

  On January 19, 2000, the Board of Directors approved an amendment to the 1989 Plan to provide that employees having at least three months of continuous service to the Company on the date of grant of an option under the 1989 Plan shall be eligible to participate in the 1989 Plan, except for employees whose customary employment is 20 hours or less per week. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve this amendment to the 1989 Plan. The Company believes that decreasing the continuous service requirement from six months to three months will assist the Company's efforts to attract and retain qualified employees. The proceeds received by the Company from sales of Common Stock under the 1989 Plan are used for the general corporate purposes of the Company.

Summary of the 1989 Plan

  A total of not more than 24,000,000 shares of Common Stock may be issued under the 1989 Plan. Such shares may, at the discretion of the Board of Directors, be issued from the Company's authorized but unissued Common Stock or from the Company's treasury. The 1989 Plan provides for the Company to grant six-month options to participating employees to purchase shares of Common Stock. Currently, each employee of the Company or a subsidiary of the Company having at least six months of continuous service on the date of grant of an option is eligible to participate in the 1989 Plan, except for employees whose customary employment is 20 hours or less per week. In addition, any employee who immediately after the grant of an option would be deemed under the provisions of the Code to own 5% or more of the Common Stock would not be eligible to receive such an option. Furthermore, no employee will be granted an option under the 1989 Plan which would permit his or her right to purchase shares to accrue at a rate which exceeds $25,000 in fair market value of Common Stock (determined at the time the option is granted) for any calendar year. Members of the Board of Directors who are not employed as regular salaried officers or employees of the Company may not participate in the 1989 Plan. As of February 29, 2000, there were approximately 16,000 employees of the Company and its subsidiaries eligible to participate in the 1989 Plan and approximately 6,300 employees participating in the 1989 Plan. If the January 19, 2000 amendment is approved, each employee of the Company or a subsidiary of the Company having at least three months of continuous service on the date of grant of an option will be eligible to participate in the 1989 Plan, except for employees whose customary employment is 20 hours or less per week.

  Options are granted twice yearly, on January 1 and July 1, and are exercisable on the succeeding June 30 or December 31. Options are exercisable through accumulations of payroll deductions. The amount of the deductions are determined by the employee, but may not be less than 2% nor more than 10% of the employee's compensation (up to a maximum of $5,000 in each option period, less any amount rolled over from the preceding option period representing an amount in lieu of a fractional share). The number of shares of Common Stock acquired in a particular option period is determined by dividing the balance in the employee's withholding account on the last day of the period by the purchase price per share for the Common Stock determined under the 1989 Plan. In lieu of a fractional share, any remaining balance in an employee's withholding account at the end of an option period is rolled over to the opening balance for the next option period. The purchase price for a share of Common Stock is the lower of 85% of the fair market value of the Common Stock on the date of grant or 85% of said value at the time of exercise.

  In the event the number of shares of Common Stock available in any option period under the 1989 Plan is otherwise insufficient, the number of shares each employee is entitled to purchase shall be proportionately reduced and the balance in each employee's withholding account shall be returned to such employee.

  An employee may at any time prior to exercise cancel his or her option, and upon such cancellation, all accumulated payroll deductions in the employee's withholding account shall be returned to him or her without interest. During an employee's lifetime, his or her rights in an option will be exercisable only by him or her and may not be sold, pledged, assigned or otherwise transferred. The employee or his or her legal representative may elect to have the amount credited to his or her withholding account at the time of his or her death applied to the exercise of his or her option for the benefit of named beneficiaries. Nothing in the 1989 Plan is to be construed so as to give an employee the right to be retained in the service of the Company.

  In the event there is a change in the Common Stock due to a stock dividend, stock split, combination of shares, recapitalization, merger or other capital change, the aggregate number of shares of Common Stock available under the 1989 Plan and under any outstanding options, the option price and other relevant provisions of the 1989 Plan will be appropriately adjusted. The Company will have the right to amend the 1989 Plan at any time, but cannot make an amendment (other than as stated above) relating to the aggregate number of shares available under the 1989 Plan or the option price without the approval of the Company's stockholders. The Company may suspend or terminate the 1989 Plan at any time, but such termination will not affect the rights of employees holding options at the time of termination.

  The Compensation Committee administers the 1989 Plan, makes determinations regarding all questions arising thereunder, and adopts, administers, and interprets such rules and regulations relating to the 1989 Plan as it deems necessary or advisable.

Federal Income Tax Consequences

  The 1989 Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. Under the Code, neither the grant of an option under the 1989 Plan nor the acquisition of shares upon exercise of such an option will result in taxable income to the employee or a deduction for the Company.

  The Federal income tax treatment of the employee's subsequent disposition of shares acquired under a 1989 Plan option ("Plan Shares") will vary depending upon the timing of the disposition. For these purposes, a "disposition" includes any transfer of shares other than certain transfers at death, certain tax-free exchanges, or a mere pledge or hypothecation. If the employee disposes of Plan Shares within two years after the corresponding option was granted, or within one year after the Plan Shares were purchased, the employee will recognize ordinary income on the date of disposition and the Company will receive a corresponding deduction equal to the difference between the price that the employee paid for the Plan Shares and the fair market value of the Plan Shares on the date they were purchased. If, on the other hand, the employee disposes of Plan Shares after both of the periods specified above, or if the employee dies while owning the Plan Shares, then he or she will recognize ordinary income (on the date of disposition or death) only to the extent of the lesser of (i) the excess of the fair market value of the shares at the time the option was granted over the option price (computed as of the grant date); or (ii) the excess of the fair market value of the Plan Shares at the time of death or disposition over the purchase price. In this case, the Company will receive no corresponding deduction.

  The foregoing summary is not a complete description of the U.S. Federal income tax aspects of the 1989 Plan. Moreover, the foregoing summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the 1989 Plan, as well as foreign, state and local tax consequences.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the Company's Common Stock owned on February 29, 2000 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's directors and nominees for director owning Common Stock in the Company, (iii) by each of the Named Executive Officers (as defined below) and (iv) by all directors and executive officers as a group.

                                                       Number of
                                                         Shares    Percent of
                                                      Beneficially Outstanding
Name of Beneficial Owner                                Owned(1)     Shares
------------------------                              ------------ -----------
Richard J. Egan(2)*..................................   9,128,247       **
Maureen E. Egan(3)...................................   9,128,247       **
Michael J. Cronin(4).................................      43,333       **
Robert M. Dutkowsky(5)...............................     389,630       **
John R. Egan(6)......................................   2,401,055       **
W. Paul Fitzgerald(7)................................     307,409       **
Paul E. Noble, Jr.(8)................................     119,854       **
Joseph F. Oliveri(9).................................     215,133       **
Colin G. Patteson(10)................................     476,256       **
Michael C. Ruettgers(11).............................   2,258,420       **
William J. Teuber, Jr.(12)...........................      82,266       **
Alfred M. Zeien*.....................................         --        --
All directors and current executive officers as a
 group (15 persons) (13).............................  15,187,079      1.5%

--------
  * Nominee for director
 ** Less than 1%
 (1) Except as otherwise noted, all persons have sole voting and investment power with respect to their shares. All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this table.
 (2) Includes 128,247 shares held by Mr. Egan's wife, Maureen E. Egan and excludes 2,401,055 shares held by John R. Egan. Richard J. Egan disclaims beneficial ownership of all such shares.
 (3) Includes 9,000,000 shares held by Mrs. Egan's husband, Richard J. Egan, and excludes 2,401,055 shares held by John R. Egan. Excludes 1,920,000 shares and options to purchase 2,290,483 shares (2,053,333 of which are currently exercisable) held in the Maureen E. Egan Special Trust II and the Maureen E. Egan Special Trust III, of which Mrs. Egan is a beneficiary, but has no power to vote or direct the voting of and no power to dispose of or direct the disposition of such shares. Mrs. Egan disclaims beneficial ownership of all such shares.
 (4) Mr. Cronin is deemed to own 38,333 of these shares by virtue of options to purchase these shares.
 (5) Mr. Dutkowsky is deemed to own all of these shares by virtue of options to purchase these shares.
 (6) Mr. John Egan is deemed to own 770,000 of these shares by virtue of options to purchase these shares.
 (7) Mr. Fitzgerald is deemed to own 177,333 of these shares by virtue of options to purchase these shares.
 (8) Excludes 1,380 shares owned by Mr. Noble's children, as to which he disclaims beneficial ownership.
 (9) Mr. Oliveri is deemed to own 53,333 of these shares by virtue of options to purchase these shares.

(10) Mr. Patteson is deemed to own 246,252 of these shares by virtue of options to purchase these shares. Excludes 16,280 shares held by Mr. Patteson's wife and child, as to which he disclaims beneficial ownership.
(11) Mr. Ruettgers is deemed to own 910,000 of these shares by virtue of options to purchase these shares. Excludes 10,800 shares owned by Mr. Ruettgers' children, as to which he disclaims beneficial ownership.
(12) Mr. Teuber is deemed to own 16,110 of these shares by virtue of options to purchase these shares.
(13) Includes 2,243,033 shares of Common Stock beneficially owned by all executive officers and directors as a group based upon stock options to purchase these shares. Excludes shares as to which such individuals have disclaimed beneficial ownership.

   The address of all persons listed above is c/o EMC Corporation, 171 South Street, Hopkinton, Massachusetts 01748.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table discloses compensation received by the Company's Chief Executive Officer, the four remaining most highly paid executive officers and a former executive officer of the Company (collectively, the "Named Executive Officers") for the three fiscal years ended December 31, 1999.

                          SUMMARY COMPENSATION TABLE

                                            Annual                       Long Term
                                         Compensation                   Compensation
                          --------------------------------------------- ------------
                                                                           Awards
                                                                        ------------
   Name and Principal                                    Other Annual                     All Other
        Position          Year    Salary($) Bonus($)(1) Compensation($)  Options(#)    Compensation($)
   ------------------     ----    --------- ----------- --------------- ------------   ---------------
Michael C. Ruettgers....  1999     800,586   1,326,400       66,350(2)     280,500           3,720(3)
 Chief Executive Officer  1998     673,462   1,089,100       53,371(2)     500,000           2,720(3)
 and Director             1997     594,616     966,800       51,844(2)   1,000,000           2,000(4)

Richard J. Egan.........  1999       --        663,200      398,898(5)     474,300(6)      139,243(7)
 Chairman of the Board    1998       --        544,550      325,999(5)       --            182,989(7)
 of Directors             1997       --        433,334      483,333(5)       --            234,239(7)

Paul E. Noble, Jr. .....  1999     384,620     482,688        --             --              3,000(4)
 Executive Vice           1998     260,768     223,296        --           200,000           2,000(4)
 President, Products and  1997     175,000     215,095        --             --              2,000(4)
 Offerings

Colin G. Patteson.......  1999     340,151     203,300        --             --              3,000(4)
 Senior Vice President,   1998     303,076     192,171        --             --              2,000(4)
 Chief Administrative     1997     214,039     135,806        --           800,000           2,000(4)
 Officer and Treasurer

William J. Teuber,        1999     250,111     155,384        --             --              3,000(4)
 Jr. ...................  1998     227,386     122,480        --             --                --
 Senior Vice President    1997     184,327     112,656        --             --                --
 and Chief Financial
 Officer

Robert M. Dutkowsky.....  1999(8)  499,990     553,509        --             --              3,000(4)
 President, Data General  1998     519,226     710,947        --           244,444         314,500(9)
 Division                 1997(8)  117,308     314,256        --           800,000             --

--------
(1) Includes performance bonuses and commissions accrued in year of service whether paid during year of service or in succeeding year.
(2) Includes the amounts of $38,409 in 1999, $26,126 in 1998, and $24,228 in
    1997 for personal use of Company-owned transportation. Amounts shown for 1999 and 1997 also include the amounts of $18,707 and $17,837, respectively, for tax planning advice.
(3) Includes the amounts of $2,000 for 1998 and $3,000 for 1999 paid to Mr. Ruettgers' account in the EMC 401(k) Plan and $720 for 1998 and 1999 paid to Mr. Ruettgers' account in the EMC Supplemental Retirement Program.
(4) The amount noted was paid to such individual's account in the EMC 401(k)
    Plan.
(5) Represents consulting payments made to Mr. Egan, following his resignation as an employee of the Company effective June 30, 1996.

(6) Mr. Egan transferred all of these options to a trust for the benefit of "immediate family members" as defined in and, pursuant to the terms and conditions of such grants.
(7) Includes $139,243, $182,989 and $234,239 for 1999, 1998 and 1997,
    respectively, reflecting the present value of the economic benefit to Mr. Egan of the non-term portion of the premium advanced, on a non-interest bearing basis, by the Company during 1999, 1998 and 1997 ($790,465, $725,757 and $789,601, respectively) with respect to a split-dollar insurance agreement described below, based on the earliest possible date on which the Company may terminate the split dollar agreement and receive back all funds advanced, which is August 16, 2002. The Company did not pay any portion of the term life insurance portion of the premium in 1999, 1998 or 1997. In January 1993, the Company entered into a "split dollar" life insurance agreement with the Egan Family Irrevocable Insurance Trust, for the benefit of the Richard J. Egan family. Richard J. Egan is Chairman of the Board, Maureen E. Egan is a Director and John R. Egan is a Director of the Company. Under the agreement, premiums equivalent, in general terms, to the aggregate annual increase in the cash value of the policies will be advanced by the Company to the Egan Family Irrevocable Insurance Trust and will be required to be repaid to the Company (without interest) upon death or at such time as the aggregate cash value of the fully funded policies equals the Company's total premium advances. All Company advances will be collateralized by the aggregate cash value of the policies.
(8) Mr. Dutkowsky joined the Company on September 26, 1997 and ceased to be an executive officer of the Company effective October 12, 1999 when he became President of the Company's Data General Division.
(9) Includes the amount of $312,500 to compensate Mr. Dutkowsky for certain amounts he forfeited in connection with leaving his position at this prior employer, and $2,000 paid to Mr. Dutkowsky's account in the EMC 401(k) Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information on option grants in fiscal 1999 to the Named Executive Officers.

                            Individual Grants
                         -----------------------
                                                                                  Potential Realized
                                    Percent of                                  Value at Assumed Annual
                                   Total Options            Market               Rates of Stock Price
                         Number of  Granted to             Price per                 Appreciation
                          Options    Employees   Exercise  Share on                 for Option Term
                          Granted    in Fiscal     Price    Date of  Expiration -----------------------
          Name            in 1999     Year(1)    per Share   Grant      Date        5%          10%
------------------------ --------- ------------- --------- --------- ---------- ----------- -----------
Michael C.
 Ruettgers(2)...........  280,500      2.96%     $63.3125  $63.3125   07/21/09  $11,168,638 $28,303,521
Richard J. Egan(3)......  474,300      5.01%     $63.3125  $63.3125   07/21/09  $18,885,151 $47,858,672
Paul E. Noble, Jr. .....    --          --          --        --         --         --          --
Colin G. Patteson.......    --          --          --        --         --         --          --
William J. Teuber,
 Jr. ...................    --          --          --        --         --         --          --
Robert M. Dutkowsky.....    --          --          --        --         --         --          --

--------
(1) The Company granted options representing an aggregate of 9,470,488 shares to approximately 4,600 employees and directors of EMC and its subsidiaries in fiscal 1999 under the Company's 1985 Stock Option Plan (the "1985 Plan"), the 1992 Directors Plan and the 1993 Plan. The above aggregate includes the grant to Richard J. Egan, Chairman of the Board, as well as to all employees.
(2) Mr. Ruettgers' options become exercisable in increments of 20% over a five-year period. The term of such option grant is ten years from the date of the grant, which was July 21, 1999. Such options are transferable to "immediate family members," as defined in the grant.
(3) Mr. Egan's options were granted under the 1992 Directors Plan and become exercisable in increments of 33 1/3% over a three-year period. The term of such option grant is ten years from the date of the grant, which was July 21, 1999. Such options are transferable to "immediate family members" as defined in the grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table provides information on option exercises in 1999 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1999.

                                                   Number of Unexercised      Value of Unexercised
                          Number of               Options at Fiscal Year      In-the-Money Options
                           Shares                           End                at Fiscal Year End
                          Acquired      Value    ------------------------- --------------------------
          Name           on Exercise  Realized   Exercisable Unexercisable Exercisable  Unexercisable
------------------------ ----------- ----------- ----------- ------------- ------------ -------------
Michael C. Ruettgers....   250,000   $13,365,625  1,010,000    1,680,500   $105,823,993 $151,623,749
Richard J. Egan.........     --          --          --           --            --           --
Paul E. Noble, Jr. .....    60,000     2,462,259     --          200,000        --        17,515,000
Colin G. Patteson.......   102,212     5,413,859    236,252      492,000     23,669,497   49,335,000
William J. Teuber,
 Jr. ...................    47,890     2,537,554     52,110       92,000      5,320,385    9,415,876
Robert M. Dutkowsky.....    14,814       819,215    389,630      640,000     36,926,797   58,385,024

  Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following report and the Stock Price Performance Graph on page 19 shall not be incorporated by reference into any such filings.

                     REPORT OF THE EXECUTIVE COMPENSATION
             AND STOCK OPTION COMMITTEE AND THE BOARD OF DIRECTORS

  EMC's compensation philosophy is to tightly link executive pay to corporate performance and returns to stockholders. A significant portion of executive compensation is tied to the Company's success in meeting one or more specified performance goals and to appreciation in the Company's market valuation. Thus, a significant portion of an executive's compensation is at risk. The goals of the compensation program are to attract and retain exceptional executive talent, to motivate these executives to achieve the Company's business goals, to link executive and stockholder interests through equity-based plans, and to recognize individual contributions as well as overall business results.

  Each year the Compensation Committee conducts a full review of the Company's executive compensation program. As occurred in 1999, this review often includes a comprehensive report from an independent executive compensation consultant comparing the Company's executive compensation, corporate performance, stock price appreciation and total return to stockholders to a peer group of publicly traded high technology companies. The Compensation Committee reviews the selection of peer companies used for compensation analysis annually. The companies in the peer group used for compensation analysis are generally not the same as those in the peer group index in the Performance Graph included in this Proxy Statement.

  The peer group in the Performance Graph is comprised of companies in the computer storage field. The Compensation Committee is of the opinion that EMC generally does not compete with such companies for executive talent and therefore uses other high technology companies for compensation analysis. The companies used for compensation analysis are generally other leading high technology companies which are comparable to the Company in terms of revenues, workforce size or growth rate. The selected peer group for compensation analysis may vary from year to year based upon market conditions and changes in the Company's business. The annual compensation review provides an ongoing comparison of the Company's executive compensation with the compensation programs of similar companies.

  The key elements of the Company's executive compensation are generally base salary, bonus and stock options. The Compensation Committee's policies with respect to each of the elements are discussed below. While the elements of compensation are considered separately, the Compensation Committee also takes into account the complete compensation package provided by the Company to the individual executive.

Base Salaries

  Base salaries for executive officers are determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for pertinent executive talent, including a comparison to base salaries for comparable positions at other companies. Base salary adjustments are determined annually by evaluating the financial performance and, where appropriate, certain non-financial performance measures, of the Company, and the performance of each executive officer.

  The base salaries of the Company's executive officers are generally low in comparison to base salaries for comparable positions at other companies. This is due to the fact that the Company's executive compensation program is weighted heavily towards bonuses and other incentives, more tightly coupling executive interests with those of stockholders.

  With respect to the base salary granted to Mr. Ruettgers in 1999, the Compensation Committee took into account base salaries of chief executive officers of certain other companies, the Company's financial performance in 1998, the performance of the Common Stock and the assessment by the Compensation Committee of Mr. Ruettgers' individual performance. The Compensation Committee also took into account the longevity of Mr. Ruettgers' service to the Company and its belief that Mr. Ruettgers is an excellent representative of the Company to the public by virtue of his stature in the information technology industry.

Executive Bonuses

  The Company's executive officers are eligible for an annual and other cash bonuses. Individual and corporate performance objectives, both quarterly and annual, are established at the beginning of each year by the Compensation Committee. Eligible executives are assigned target bonus levels. The corporate performance measure for bonus payments for 1999 was based on the Company's profitability in 1999. As in the case of base salary, the Compensation Committee also considers individual non-financial performance measures and, where appropriate, business unit performance measures, in determining bonuses.

  Mr. Ruettgers' bonus for 1999 was largely based on the Company's profitability in 1999. In 1999, the Company met or exceeded its primary profitability goals. In awarding the bonus to Mr. Ruettgers, the Compensation Committee also considered on a subjective basis the performance of the Common Stock and the role of Mr. Ruettgers in promoting the long-term strategic growth of the Company.

Stock Options

  The purpose of the Company's stock option plans is to provide an additional incentive to certain employees of the Company to work to maximize stockholder value. Generally, stock options vest in equal increments over five years. This approach is designed to act as a retention device for key employees and to encourage employees to take into account the long-term interests of the Company.

  Stock options may be granted to the Company's executive officers under the Company's 1985 Plan and the 1993 Plan. The guidelines used in 1999 by the Board of Directors in making the stock option grants to Mr. Ruettgers and all other executive officers of the Company took into account the duties and responsibilities of the individual, individual performance, years of service to the Company, the number of outstanding options and the size of prior option awards. In the event of poor corporate performance, the Board of Directors may elect not to award options.

  In 1999, Mr. Ruettgers received options to purchase 280,500 shares at an exercise price equal to the fair market value on the date of grant.

Policy on Deductibility of Compensation

  Section 162(m) of the Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists solely of "outside directors" (as defined for purposes of Section 162(m)).

  While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize the Company's tax deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its stockholders.

Conclusion

  Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to corporate and individual performance and stock price appreciation. In 1999, as in previous years, the majority of the Company's executive compensation consisted of compensation with performance-based elements. The Compensation Committee and the Board of Directors intend to continue the policy of linking executive compensation to corporate performance and returns to stockholders.

                                          EXECUTIVE COMPENSATION AND
                                          STOCK OPTION COMMITTEE

                                          Michael J. Cronin, Chairman
                                          Richard J. Egan

                                          As to the portion of the above
                                          report relating to stock options,

                                          BOARD OF DIRECTORS

                                          Richard J. Egan, Chairman
                                          Michael J. Cronin
                                          John R. Egan
                                          Maureen E. Egan
                                          W. Paul Fitzgerald
                                          Joseph F. Oliveri
                                          Michael C. Ruettgers
                                          Alfred M. Zeien

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee members are Michael J. Cronin, Chairman, and Richard J. Egan. Richard J. Egan, Chairman of the Board of Directors, is also a member of the Board of Directors of Cognition Corporation, of which Michael
J. Cronin is Chief Executive Officer and Chairman of the Board of Directors. In addition to Mr. Cronin, Richard J. Egan and Michael C. Ruettgers, who are executive officers and Directors of the Company, and John R. Egan and W. Paul Fitzgerald, who are former executive officers and current Directors of the Company, participated in deliberations of the Board of Directors concerning the stock option portion of executive compensation during the last fiscal year.

                       STOCK PRICE PERFORMANCE GRAPH
             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                       AMONG EMC CORPORATION, S&P 500
  INDEX AND PEER GROUP SIC CODE 3572 (COMPUTER STORAGE DEVICES)**

                         [GRAPH APPEARS HERE]

                                           FISCAL YEAR
                           -------------------------------------------------
                            1994    1995     1996     1997     1998     1999
                           -----   -----    -----    -----     ----     ----
EMC Corporation.........  100.00   69.89    150.56   249.42   772.73  1,986.36
Standard & Poor's 500...  100.00  137.55    169.11   225.52   289.96    350.96
Peer Group Index........  100.00  111.66    201.13   207.22   421.90    951.76

                             CERTAIN TRANSACTIONS

  Periodically during 1999, the Company rented the private airplane of Richard
J. Egan for use for EMC business trips and sales activities, for which payments aggregated approximately $42,000. Mr. Egan is Chairman of the Board of Directors of the Company.

  In 1999, the Company retained the Thomas A. Fitzgerald Company to provide various forms of corporate insurance and paid premiums of approximately $1,479,000. Thomas A. Fitzgerald is the brother of W. Paul Fitzgerald, a Director of the Company and of Maureen E. Egan, a Director of the Company, the brother-in-law of Richard J. Egan, Chairman of the Board of Directors of the Company and the uncle of John R. Egan, a Director of the Company.

  Interface Electronics Corporation ("IEC") receives payments as a distributor or provider of components supplied to the Company. Joseph F. Oliveri, a Director of the Company, is a director, stockholder and President and Chief Executive Officer of IEC. In 1999, IEC received payments of approximately $49,000 on component sales to the Company and approximately $1,176,000 on component sales to unaffiliated third parties who in turn sold products incorporating such components to the Company.

  In October 1999, the Company acquired Data General Corporation, which leased certain real estate from Carruth Capital Corporation ("Carruth"). As a result of this acquisition, the Company continued to lease such space and made payments in 1999 of approximately $583,000 to Carruth. John R. Egan, a Director of the Company and the son of Richard J. and Maureen E. Egan, and the other children of Richard J. and Maureen E. Egan are the stockholders of Carruth.

  The Company believes that the terms of the arrangements described above were fair and not less favorable to the Company than could have been obtained from unaffiliated parties.

Committees of the Board

  The Audit Committee, the Executive Compensation and Stock Option Committee, the Mergers and Acquisitions Committee and the Stock Repurchase and Bond Redemption Oversight Committee are the standing committees of the Board of Directors. The Board of Directors does not have a nominating committee.

                                                         Stock Repurchase
              Executive Compensation    Mergers and          and Bond
   Audit         and Stock Option      Acquisitions    Redemption Oversight
------------  ---------------------- ----------------- --------------------
W. Paul
 Fitzgerald*  Michael J. Cronin*     Richard J. Egan*  Joseph F. Oliveri*
Michael J.
 Cronin       Richard J. Egan        Michael J. Cronin Richard J. Egan
Joseph F.
 Oliveri                             John R. Egan      W. Paul Fitzgerald

--------
* Chairman

  The Audit Committee, which held five meetings in 1999, reviews with management and the Company's independent public accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures, the Company's worldwide corporate compliance program and such other matters as the committee deems appropriate.

  The Executive Compensation and Stock Option Committee, which held eleven meetings in 1999, reviews salary policies and compensation of executive officers, officers and other members of management and approves compensation plans. This committee approves all transactions under the Company's stock option plans and has the authority to administer and interpret the provisions of these option plans as well as the Company's employee stock purchase plan. The full Board of Directors ratifies and approves all grants to Section 16 reporting persons under the Company's stock option plans.

  The Mergers and Acquisitions Committee, which held two formal meetings in 1999, reviews with management of EMC potential acquisitions.

  The Stock Repurchase and Bond Redemption Oversight Committee held no formal meetings in 1999. This committee oversees and reviews with management the redemption of any of the Company's bonds or convertible notes which may be outstanding from time to time, and any common stock repurchase program of the Company which may exist from time to time.

  The Company compensates each director who is not an employee of the Company $15,000 per annum, $3,000 for each regularly scheduled director's meeting attended, and for each committee on which they serve, $2,000 per annum or $3,000 per annum if they serve as Chairman.

  Under the 1992 Directors Plan, each Eligible Director (as defined below) is awarded an option to purchase up to 40,000 shares of Common Stock on the date he or she first becomes an Eligible Director, subject to the conditions of the 1992 Directors Plan (a "formula option"). An Eligible Director is any director who (1) is not an employee of the Company; and/or (2) is not a five percent stockholder of the Company or a person in control of such stockholder. The exercise price for each option granted under the 1992 Directors Plan will be at the price per share determined by the Compensation Committee or the Board of Directors at the time the option is granted, which price shall not be less than 50% of the fair market value per share of Common Stock on the date of grant. Formula options become exercisable for one-third of the shares covered thereby on each of the first through third anniversaries of the grant. The 1992 Directors Plan also provides for the granting of discretionary, non-formula based options to Eligible Directors. Such non-formula based options may be on terms determined by the Compensation Committee or the Board of Directors not inconsistent with the 1992 Directors Plan.

  On July 21, 1999, pursuant to the 1992 Directors Plan, Richard J. Egan, Chairman of the Board of Directors, received a grant of options to purchase 474,300 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. On December 1, 1999, pursuant to the 1992 Directors Plan, Alfred M. Zeien, a director of the Company, received a grant of options to purchase 40,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant.

                               ----------------

  Richard J. Egan, Chairman of the Board of Directors, is the husband of Maureen E. Egan, a Director of the Company. He also is the brother-in-law of
W. Paul Fitzgerald, a Director of the Company. W. Paul Fitzgerald is the brother of Maureen E. Egan. John R. Egan, a Director of the Company, is the son of Richard J. and Maureen E. Egan. Paul E. Noble, Jr., Executive Vice President, Products and Offerings of the Company, is the nephew of Richard J. and Maureen E. Egan and of W. Paul Fitzgerald.

                           ADVANCE NOTICE PROCEDURES

  Under the Company's By-laws, nominations for a director may be made only by the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors or by a stockholder entitled to vote who has delivered notice to the principal executive offices of the Company (containing certain information specified in the By-laws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year's annual meeting, or (ii) if the meeting is called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

  The By-laws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder entitled to vote at such annual meeting who has delivered notice to the principal executive offices of the Company (containing certain information specified in the By-laws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year's annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

  These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's Proxy Statement under Rule 14a-8 of the Exchange Act. A copy of the full text of the By-laws provisions discussed above may be obtained by writing to the Clerk of the Company at 35 Parkwood Drive, Hopkinton, Massachusetts 01748-9103.

                             STOCKHOLDER PROPOSALS

  To be eligible for inclusion in the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders, stockholder proposals must be received at EMC's principal executive offices no later than November 19, 2000.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed PricewaterhouseCoopers L.L.P., who have served as the Company's auditors since 1984, to examine the financial statements of the Company for fiscal year 2000. The Company expects that representatives of PricewaterhouseCoopers L.L.P. will be present at the Annual Meeting, and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with all copies of Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 31, 1999, all filing requirements were complied with in a timely fashion.

Directions To

EMC CORPORATION
4 Coslin Drive
Southborough, MA
(508) 435-1000


[Map Appears Here]

-----------------------
From the North or South
-----------------------
Take I-495
Take Exit 23A, Rte. 9 East
Take second right onto Coslin Drive

-----------------------
From the East or West
-----------------------
Take Massachusetts Turnpike
Take I-495 North
Take Exit 23A, Rte. 9 East
Take second right onto Coslin Drive

--------------------------------------------------------------------------------
                  [LOGO]                  |                  [LOGO]
      The Enterprise Storage Company      |      The Enterprise Storage Company
                                          |
      Annual Meeting of Stockholders      |      Annual Meeting of Stockholders
                                          |
              EMC Corporation             |              EMC Corporation
              4 Coslin Drive              |              4 Coslin Drive
             Southborough, MA             |             Southborough, MA
                May 3, 2000               |                May 3, 2000
                 10:00 am                 |                 10:00 am
                                          |
                 ADMIT ONE                |                 ADMIT ONE

PROXY                                                                      PROXY


                                EMC CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 3, 2000
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints Colin G. Patteson and Paul T. Dacier, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Stockholders of EMC Corporation, a Massachusetts corporation (the "Company"), to be held on May 3, 2000, at 10:00 a.m., local time at the Company's facility at 4 Coslin Drive, Southborough, Massachusetts, and at any adjournments thereof, all the shares of Common Stock, $.01 par value per share, of the Company that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

----------------------------------------
             EMC CORPORATION
----------------------------------------


Mark box at right if an address change has             [_]
been noted on the reverse side of this card.

                                           With-  For All
                                     For   hold   Except
1. Election of Directors:            [_]   [_]     [_]
   Electing two directors to serve
   a three-year term as Class I
   Directors and for all nominees.


            Richard J. Egan
            Alfred M. Zeien

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name.
Your shares will be voted for the remaining nominee(s).

THE BOARD OF DIRECTORS RECOMMENDS A
VOTE "FOR" THE ELECTION OF EACH OF THE
NOMINEES LISTED ABOVE.

                                       For  Against  Abstain
2. To approve the addition             [_]    [_]      [_]
   of 10,000,000 shares of the
   Company's Common Stock, par
   value $.01 per share, to the
   Company's 1993 Stock Option Plan.


THE BOARD OF DIRECTORS RECOMMENDS A
VOTE "FOR" PROPOSAL 2.

                                       For  Against  Abstain
3. To approve an amendment             [_]    [_]      [_]
   to the EMC Corporation 1989
   Employee Stock Purchase Plan,
   as described in the Company's
   Proxy Statement.


THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL 3.

THIS PROXY, WHEN PROPERLY EXECUTED,
WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS
SPECIFIED, THEN THIS PROXY WILL BE VOTED IN
FAVOR OF ELECTING THE TWO NOMINEES
NOTED HEREON TO THE BOARD OF DIRECTORS
TO SERVE FOR A THREE-YEAR TERM AS CLASS I
DIRECTORS; APPROVING THE ADDITION OF
SHARES TO THE COMPANY'S 1993 STOCK OPTION
PLAN; AND APPROVING AN AMENDMENT TO THE
COMPANY'S 1989 EMPLOYEE STOCK PURCHASE
PLAN, AS DESCRIBED IN THE COMPANY'S PROXY
STATEMENT. A VOTE FOR THE ELECTION OF
DIRECTORS INCLUDES  DISCRETIONARY
AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY
NOMINEE IS UNABLE TO SERVE OR FOR GOOD
CAUSE WILL NOT SERVE. IN THEIR DISCRETION,
THE PROXIES ARE AUTHORIZED TO VOTE UPON
SUCH OTHER BUSINESS AS MAY PROPERLY
COME BEFORE THE MEETING.

RECORD DATE SHARES:


Please be sure to sign and date this Proxy.



-----------------------------------------------
Stockholder sign here       Co-owner sign here



-----------------
      Date



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DETACH CARD